      As filed with the Securities and Exchange Commission on May 9, 2000.

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          CHARTER COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                                      43-1857213
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                             12444 POWERSCOURT DRIVE
                                    SUITE 100
                            ST. LOUIS, MISSOURI 63131
                    (Address of Principal Executive Offices)

                     THE CHARTER COMMUNICATIONS OPTION PLAN
                            (Full title of the plan)

                                 CURTIS S. SHAW
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                          CHARTER COMMUNICATIONS, INC.
                             12444 POWERSCOURT DRIVE
                                    SUITE 100
                            ST. LOUIS, MISSOURI 63131
                     (Name and Address of Agent for Service)

                                 (314) 965-0555
          (Telephone Number, Including Area Code, of Agent for Service)

                                   COPIES TO:

         LEIGH P. RYAN, ESQ.                        ALVIN G. SEGEL, ESQ.
PAUL, HASTINGS, JANOFSKY & WALKER LLP               IRELL & MANELLA, LLP
           399 PARK AVENUE                   1800 AVENUE OF THE STARS, SUITE 900
      NEW YORK, NEW YORK 10022                  LOS ANGELES, CALIFORNIA 90067
            (212) 318-6000                             (310) 277-1010

                         CALCULATION OF REGISTRATION FEE

                                                                                                Proposed
                                                                      Proposed                  Maximum
                                            Amount to be          Maximum Offering             Aggregate                Amount of
Title of Securities to be Registered         Registered          Price Per Share (1)       Offering Price (1)       Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001             25,009,798(2)                  $                        $                  $120,520.11

Common Stock, par value $0.001              7,044,127(3)                  $                        $                  $ 37,192.99

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 as follows:
      (i) in the case of shares of Charter Communications, Inc. Class A common stock, par value $0.001 ("Class A Common Stock") to be issued in exchange for Charter Communications Holding Company, LLC membership units ("Membership Units") purchased upon exercise of outstanding options granted under the option plan of Charter Communications Holding Company, LLC, as amended (the

      "Option Plan"), the fee is calculated on the basis of the price at which the options may be exercised when vested: 8,349,581 options exercisable at $20.00 per share; 388,600 options exercisable at $20.73 per share; 4,507,800 options exercisable at $19.00 per share; 5,577,800 options exercisable at $19.4688 per share; 1,800,000 options exercisable at $15.0313 per share); and (ii) in the case of shares of Class A Common Stock for which no Membership Units could be exchanged because options have not yet been granted and the option price is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of Class A Common Stock as quoted on the Nasdaq National Market on May 5, 2000 (within 5 business days prior to filing this Registration Statement).

(2) Represents the aggregate number of shares of Class A Common Stock which may be issued upon the exchange of Membership Units issued upon the exercise of options which have been granted and/or may hereafter be granted under the Option Plan.

(3) Represents the number of shares of Class A Common Stock issuable in exchange for Membership Units issued upon the exercise of options granted to the President and Chief Executive Officer of the registrant pursuant to an employment agreement with the registrant and a related agreement with a subsidiary of the registrant.

                                EXPLANATORY NOTE

         Charter Communications Holdings, LLC, a subsidiary of the registrant, adopted the Option Plan on February 9, 1999. The Option Plan was assumed by Charter Communications Holding Company, LLC ("Charter Communications Holding Company") on May 25, 1999 and the name of the Option Plan was changed in March 2000 to The Charter Communications Option Plan. Upon exercise of an option issued under the Option Plan, an option holder receives one Charter Communications Holding Company Membership Unit which is, under the terms of the Option Plan, automatically exchanged for one share of Class A Common Stock of the registrant. This registration statement is intended to register shares of Class A Common Stock to be issued upon the exchange of Membership Units sold pursuant to the Option Plan.

         In addition, the President and Chief Executive Officer of the registrant is a party to an employment agreement with the registrant and a related agreement with Charter Communications Holding Company. These agreements provide for a grant of options to the President and Chief Executive Officer to purchase Membership Units and for the automatic exchange of these units for shares of Class A Common Stock of the registrant on a one-for-one basis. This registration statement is intended to register shares of Class A Common Stock to be issued upon the exchange of such Membership Units.

         Pursuant to the Note to Part I of Form S-8, the plan information specified by Part I of Form S-8 to be contained in a Section 10(a) prospectus has been or will be distributed to each optionee described above and is not being filed with the Securities and Exchange Commission. Part II contains "Information Required in the Registration Statement" pursuant to Part II of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

              The following information filed with the Securities and Exchange Commission (the "Commission") is incorporated herein by reference:

                  1) The registrant's Annual Report filed on Form 10-K on March 30, 2000.

                  2) The description of the Class A Common Stock contained in the registrant's final prospectus filed pursuant to Rule 424(b)(3) on November 9, 1999, pursuant to the Securities Act of 1933, as amended (the "Securities Act").

              Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. In addition, all documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents with the Commission.

ITEM 4.  DESCRIPTION OF SECURITIES.

              Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

              Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by current law.

              The registrant's certificate of incorporation provides that a director of the registrant shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the directors' duty of loyalty to the registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the

Delaware General Corporation law; or (iv) for any transaction from which the director derived an improper personal benefit.

              The registrant's bylaws require the registrant, to the fullest extent authorized by the Delaware General Corporation Law, to indemnify any person who was or is made a party or is threatened to be made a party or is otherwise involved in any action, suit or proceeding by reason of the fact that he is or was a director or officer of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise, in each case, against all expense, liability and loss (including attorneys' fees, judgments, amounts paid in settlement, fines, ERISA excise taxes or penalties) reasonably incurred or suffered by such person in connection therewith.

              The registrant has entered into agreements to indemnify Jerald L. Kent, the President and Chief Executive Officer of the registrant, and Howard L. Wood, a member of the Board of Directors of the registrant, against claims, damages, liabilities, losses or expenses incurred or suffered by either of them in connection with or arising out of their performance of their respective duties as an officer or director of the registrant.

              The registrant has obtained directors' and officers' liability insurance policies that are intended to insure such person against certain liabilities incurred in their respective capacities as directors and officers of the registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

              Not applicable.

ITEM 8.  EXHIBITS.

              The exhibits filed as part of this registration statement are as follows:

Exhibit No.                               Description
-----------                               -----------
        4.1    Charter Communications Holdings, LLC 1999 Option Plan(1)

     4.1(a)    Amendment No. 1 to the Charter Communications Holdings, LLC 1999
               Option Plan(2)

     4.1(b)    Amendment No. 2 to the Charter Communications Holdings, LLC 1999
               Option Plan(3)

        5.1    Opinion of Paul, Hastings, Janofsky & Walker LLP

       23.1 Consent of Paul, Hastings, Janofsky & Walker LLP (contained in exhibit 5.1 of this Registration Statement)

       23.2    Consent of Arthur Andersen LLP

       23.3    Consent of Ernst & Young LLP

       23.4    Consent of Ernst & Young LLP

       24.1 Power of Attorney (included on the signature page of this registration statement)

      (1) Incorporated by reference to Amendment No. 4 to the registration statement on Form S-4 of Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation filed on July 22, 1999 (File No. 333-77499)

      (2) Incorporated by reference to Amendment No. 4 to the registrant's registration statement on Form S-1 filed on November 1, 1999 (File No. 333-83887)

      (3) Incorporated by reference to the registrant's Annual Report on Form 10-K filed on March 30, 2000

ITEM 9.  UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

            A. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A) (1) (i) and (A) (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on May 9, 2000.

                                           CHARTER COMMUNICATIONS, INC.,
                                           registrant



                                           By: /s/ CURTIS S. SHAW
                                               ---------------------------------
                                           Name:  CURTIS S. SHAW
                                           Title: Senior Vice President, General
                                                  Counsel and Secretary


                                POWER OF ATTORNEY

           KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Curtis S. Shaw, with full power to act as his true and lawful attorney-in-fact and agent or agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                           Title                           Date
    ---------                           -----                           ----
/s/ PAUL G. ALLEN        Chairman of the Board of Directors           May 9, 2000
--------------------
PAUL G. ALLEN

/s/ WILLIAM D. SAVOY     Director                                     May 9, 2000
--------------------
WILLIAM D. SAVOY

/s/  JERALD L. KENT       President, Chief Executive Officer and        May 9, 2000
-----------------------       Director (Principal Executive Officer)
JERALD L. KENT

/S/ KENT D. KALKWARF      Senior Vice President and Chief Financial     May 9, 2000
-----------------------      Officer (Principal Financial Officer
KENT D. KALKWARF             and Principal Accounting Officer

/s/ MARK B. NATHANSON     Director                                      May 9, 2000
-----------------------
MARC B. NATHANSON

/S/ RONALD L. NELSON      Director                                      May 4, 2000
-----------------------
RONALD L. NELSON

/s/ NANCY B. PERETSMAN    Director                                      May 9, 2000
-----------------------
NANCY B. PERETSMAN

/s/ HOWARD L. WOOD        Director                                      May 9, 2000
-----------------------
HOWARD L. WOOD

                                  EXHIBIT INDEX

Exhibit No.                               Description
-----------                               -----------
        4.1     Charter Communications Holdings, LLC, 1999 Option Plan (1)

     4.1(a)     Amendment No. 1 to the Charter Communications Holdings, LLC 1999
                Option Plan (2)

     4.1(b)     Amendment No. 2 to the Charter Communications Holdings, LLC 1999
                Option Plan(3)

        5.1     Opinion of Paul, Hastings, Janofsky & Walker LLP

       23.1 Consent of Paul, Hastings, Janofsky & Walker LLP (contained in exhibit 5.1 of this registration statement)

       23.2     Consent of Arthur Andersen LLP

       23.3     Consent of Ernst & Young LLP

       23.4     Consent of Ernst & Young LLP

       24.1 Power of Attorney (included on the signature page of this Registration Statement)


      (1) Incorporated by reference to Amendment No. 4 to the registration statement on Form S-4 of Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation filed on July 22, 1999 (File No. 333-77499)

      (2) Incorporated by reference to Amendment No. 4 to the registrant's registration statement on Form S-1 filed on November 1, 1999 (File No. 333-83887)

      (3) Incorporated by reference to the registrant's Annual Report on Form 10-K filed on March 30, 2000